UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2006

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

1543 Wazee Street, Suite 200
Denver, CO 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On September 7, 2006, Chipotle Mexican Grill, Inc. entered into a Separation Agreement with McDonald’s Corporation.   The Separation Agreement, which will become effective upon completion of McDonald’s exchange offer with its shareholders for shares of Chipotle’s class B common stock, will govern the relationship between McDonald’s and Chipotle after the separation of the two companies.

Matters addressed by the Separation Agreement include (i) information sharing and confidentiality restrictions; (ii) cooperation in connection with certain regulatory and other proceedings; and (iii) allocation of corporate opportunities. The Separation Agreement will also require McDonald’s to cause any person who is both an employee of McDonald’s and a member of Chipotle’s board of directors to resign as a director of Chipotle promptly following the effective date of the agreement. Currently, the only such person is Mats Lederhausen, Chipotle’s Lead Director.

The Separation Agreement also addresses how employment-related responsibilities and liabilities will be divided as between McDonald’s and Chipotle after the separation. More specifically, the Separation Agreement provides for (i) the continuation of certain compensation arrangements for Chipotle employees; (ii) the establishment and maintenance of a Chipotle 401(k) plan; (iii) the transfer of assets contributed by Chipotle employees to a McDonald’s 401(k) plan; (iv) the establishment and maintenance of a Chipotle medical insurance plan; (v) the transfer of Chipotle employees from McDonald’s medical insurance plan to Chipotle’s medical insurance plan; and (vi) the termination of certain Chipotle employees’ participation in nonqualified employee benefit plans maintained by McDonald’s.  The agreement also contains restrictions on the solicitation of employees of the other party.

The Separation Agreement also includes covenants and representations of Chipotle in connection with the tax-free status of the exchange offer (and any spin-off, as described in Item 8.01) and contains various indemnification obligations relating to tax matters. Pursuant to the agreement, Chipotle has generally agreed (i) to maintain its current business as an active business for a period of at least two years following the completion of the exchange offer and any spin-off; (ii) to maintain the relative voting rights of any separate classes of its stock for a period of at least two years following the completion of the exchange offer and any spin-off (and between two years and five years after such transactions, Chipotle shall generally only alter the relative voting rights if McDonald’s obtains a ruling or opinion that such change will not affect the tax-free status of the exchange offer and any spin-off); and (iii) for a period of two years following the completion of the exchange offer and any spin-off, not to agree to certain acquisitions of significant amounts of its stock, transfer significant amounts of its assets, merge or consolidate with any other person, repurchase its stock or take any other action (including an action that would be inconsistent with the representations relied upon by McDonald’s in connection with the tax-free status of the exchange offer and any spin-off) that would be reasonably likely to jeopardize the tax-free status of the exchange offer or any spin-off, except in specified circumstances. The Separation Agreement also contains a tax indemnity, under which Chipotle has agreed to indemnify McDonald’s for taxes and related losses McDonald’s incurs as a result of the exchange offer or any spin-off failing to qualify as a tax-free transaction, if the taxes and related losses are attributable to (i) direct or indirect acquisitions of Chipotle’s stock or assets (regardless of whether Chipotle consents to such acquisitions); (ii) negotiations, understandings, agreements or arrangements in respect of such acquisitions; (iii) any amendment to Chipotle’s restated certificate of incorporation (or other organizational documents) or other action that affects the relative voting rights of any separate classes of Chipotle capital stock; or (iv) Chipotle’s failure to comply with applicable representations and undertakings and the restrictions placed on its actions under the Separation Agreement.

The tax indemnity covers corporate level taxes and related losses suffered by McDonald’s in the event of a 50% or greater change in Chipotle’s stock ownership, as well as taxes and related losses suffered by McDonald’s if, due to any of Chipotle’s representations or undertakings being incorrect or violated, the exchange offer and any spin-off is determined to be taxable for other reasons. Chipotle and McDonald’s have also agreed to indemnify each other for various other matters, including liabilities arising out of certain benefit plans and breaches of the Separation Agreement. In addition, each of Chipotle and McDonald’s, on its own behalf and on behalf of its affiliates post-separation, has generally agreed to release and discharge the other group from losses, liabilities and obligations from past actions relating to past conduct or operation of their respective businesses, other than for willful or intentional misconduct.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The disclosure in Item 1.01 regarding McDonald’s agreement to cause any person who, upon completion of the separation of the two companies, is both an employee of McDonald’s and a director of Chipotle to resign from Chipotle’s board of directors, is incorporated by reference into this Item 5.02.

Item 8.01               Other Events.

On September 8, 2006, Chipotle filed a registration statement on Form S-4 to register the disposition by McDonald’s of all of the shares of Chipotle’s class B common stock owned by McDonald’s.  The disposition will be effected by means of an offer by McDonald’s to its shareholders to exchange all or some of their shares of McDonald’s common stock for shares of Chipotle class B common stock held by McDonald’s.  McDonald’s will dispose of its entire ownership interest in Chipotle through the exchange offer and, if necessary, a subsequent spin-off of any shares it still owns after the exchange offer is completed.

In the registration statement, Chipotle disclosed that it expects to open a similar or slightly higher number of restaurants in 2007 than the 80 to 90 new restaurants it intends to open in 2006 (including 29 new restaurants opened in the first six months of 2006).  Chipotle also disclosed that it expects comparable restaurant sales increases for the third quarter and full year 2006 in the low double digits.  Comparable restaurant sales include company-owned restaurants only and represent the change in period-over-period sales for the comparable restaurant base. A restaurant becomes comparable in its 13th full month of operations.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this report, including Chipotle’s expectations regarding future restaurant openings and comparable restaurant sales, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Words such as “anticipate”, “believe”, “could”, “should”, “estimate”, “expect”, “intend”, “may”, “predict”, “project”, “target”, and similar terms and phrases, including references to assumptions, identify forward-looking statements.  The forward-looking statements contained in this report are based on information available to Chipotle as of the date of this report, and Chipotle assumes no obligation to update these forward-looking statements.  These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements.  These risks and uncertainties include difficulties Chipotle may face in replacing services McDonald’s has provided to it, as described in Item 1A, “Risk Factors,” in Part II of Chipotle’s quarterly report on Form 10-Q for the six months ended June 30, 2006, as well as the other risk factors described in such Form 10-Q, and in Chipotle’s annual report on Form 10-K for the year ended December 31, 2005.

Additional Information

In connection with the proposed disposition by McDonald’s of its interest in Chipotle via a generally tax-free exchange offer, Chipotle has filed with the Securities and Exchange Commission a registration statement that includes an exchange offer prospectus.  The prospectus contains important information about the disposition and related matters, and McDonald’s will mail the prospectus to its shareholders.  Investors and security holders are urged to read the prospectus, and any other relevant documents filed with the SEC, when they become available and before making any investment decision.  None of McDonald’s, Chipotle or any of their respective directors or officers or any dealer manager appointed with respect to the exchange offer makes any recommendation as to whether you should participate in the exchange offer.  You can obtain a free copy of the prospectus and other related documents filed with the SEC by McDonald’s and Chipotle at the SEC’s web site at www.sec.gov, and those documents may also be obtained for free, as applicable, from McDonald’s at www.investor.mcdonalds.com or Chipotle at www.chipotle.com.

Item 9.01               Financial Statements and Exhibits.

Exhibit 10.1

Separation Agreement between Chipotle Mexican Grill, Inc. and McDonald’s Corporation (incorporated by reference to Chipotle Mexican Grill, Inc.’s Registration Statement on Form S-4 (File No. 333-137177) filed on September 8, 2006).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

September 12, 2006	By:	/s/ John R. Hartung
Name: John R. Hartung
Title: Chief Financial and Development Officer